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                                                                  Exhibit 2.2

ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Associates Commercial Corporation ("Assignor") assigns all its right, title, interest and obligations under that certain Stock Purchase Agreement dated as of April 22, 1996 between Assignor and Fleetwood Enterprises, Inc. to Associates First Capital Corporation.

Dated:  May 24, 1996
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ASSOCIATES COMMERCIAL CORPORATION

BY:     /s/ Rocco A. Macri
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NAME:   Rocco A. Macri
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TITLE:  Executive Vice President
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ACCEPTED:

ASSOCIATES FIRST CAPITAL CORPORATION

BY:     /s/ Richard W. Ulrich
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NAME:   Richard W. Ulrich
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TITLE:  Senior Vice President
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